                                                                     Exhibit 3.1


                                FORM OF PROPOSED
                                  AMENDMENT TO
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                           WAUSAU PAPER MILLS COMPANY

        2. Article I of the Restated Articles of Incorporation of the Corporation shall be amended to read as follows:

           The name of the corporation shall be WAUSAU-MOSINEE PAPER
           CORPORATION.